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                        COOPERS & LYBRAND LETTERHEAD




                        CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Biomatrix, Inc. on Forms S-8 (File Nos. 33-91066 and 33-91064) and Form S-3 (File No. 33-99856) of our report dated March 7, 1997 on our audits of the consolidated financial statements of Biomatrix, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand
                                            Coopers & Lybrand


Parsippany, New Jersey
March 28, 1997